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Exhibit (23)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

        We consent to the incorporation by reference in Registration Statements No. 33-35815, No. 33-35816, No. 33-35817, and No. 33-42452 of Liqui-Box Corporation on Form S-8 of our report dated March 15, 2002 (March 26, 2002 as to Note 10) included in this Annual Report on Form 10-K of Liqui-Box Corporation for the year ended December 29, 2001.

        Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Liqui-Box Corporation, listed in Item 14(a). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio

March 26, 2002

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  Exhibit (23)
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE